KKR REAL ESTATE FINANCE TRUST INC. REPORTS
SECOND QUARTER 2018 FINANCIAL RESULTS

New York, NY, August 6, 2018 - KKR Real Estate Finance Trust Inc. (the “Company” or “KREF”) (NYSE:KREF) today reported its financial results for the quarter ended June 30, 2018.

Reported net income attributable to common stockholders of $23.5 million, or $0.44 per basic and diluted share of common stock, for the three months ended June 30, 2018, compared to net income attributable to common stockholders of $23.3 million, or $0.44 per basic and diluted share of common stock, for the three months ended March 31, 2018.

Reported Net Core Earnings of $37.5 million, or $0.71 per basic and diluted share of common stock, of which $0.37 per share was related to the gain on the sale of CMBS B-Piece investments, for the three months ended June 30, 2018, compared to Net Core Earnings of $18.9 million, or $0.35 per basic and diluted share of common stock, for the three months ended March 31, 2018.

Second Quarter 2018 Highlights

•
Committed and initially funded $728.7 million and $547.1 million, respectively, to three new floating-rate senior loans, including our largest single loan origination; a $350.0 million office loan in Queens, New York. Funded an additional $43.3 million for loans closed prior to the second quarter. Loan commitments over the last twelve months totaled $2,101.2 million

•
Current portfolio of $3.0 billion is 100% performing and 98% floating-rate with a weighted average loan-to-value ratio ("LTV") of 67% as of June 30, 2018. Current portfolio increased 134% over the second quarter of 2017 and 20% since March 31, 2018

•
Book value was $1,051.1 million as of June 30, 2018, or $19.82 per share, an increase of $0.03 per share over March 31, 2018 book value of $19.79 per share and an increase of $0.09 per share over December 31, 2017 book value of $19.73 per share

•	Entered into a $600.0 million term loan facility that provides non-recourse financing on a non-mark to market basis. $447.9 million was drawn on the facility as of June 30, 2018

•
Issued $143.75 million of 6.125% convertible senior notes due on May 15, 2023 with an initial conversion price of approximately $22.76 per share, which represents a 10% conversion premium and generated net proceeds of $138.7 million

•	Sold four of our five direct CMBS B-Piece investments for $112.7 million and recognized a $13.0 million gain during the six months ended June 30, 2018.

Chris Lee and Matt Salem, Co-Chief Executive Officers of KREF, stated: “The second quarter experienced our highest originations volume to date, and through the first seven months of 2018 we have total originations of $1.6 billion, equating to 105% of our full year 2017 originations.  Our competitive position is strong and we are seeing the benefits of our existing relationships and brand awareness. In addition, we have simplified our balance sheet through the successful sale of the majority of our direct CMBS portfolio and improved our liabilities through our new term loan facility. Lastly, the portfolio is 100% performing, and we continue to see a robust origination pipeline.”

Second Quarter 2018 Investment Activity
Loan Originations
The Company committed capital to the following floating-rate senior loans ($ in thousands):

Description/ Location	Property Type	Month Originated	Maximum Face Amount	Initial Face Amount Funded	Interest Rate(A)	Maturity Date(B)	LTV
Senior Loan, Queens, New York	Office	May 2018	$350,000	$211,735	L + 3.3%	June 2023	71%
Senior Loan, Boston, MA	Office	May 2018	213,713	195,380	L + 2.4	April 2023	69
Senior Loan, Philadelphia, PA	Office	June 2018	165,000	140,000	L + 2.5	July 2023	71
Total/Weighted Average			$728,713	$547,115	L + 2.8%		70%

(A)	Floating rate based on one-month USD LIBOR.

(B)	Maturity date assumes all extension options are exercised, if applicable.

The weighted average underwritten internal rate of return ("IRR") of all loans originated in the second quarter was 11.3%.
Funding of Previously Closed Loans
The Company funded approximately $43.3 million for loans closed prior to the quarter end.
Loan Repayments

The Company received approximately $14.5 million from loan repayments.

Quarter End Portfolio Summary
The following table sets forth certain information regarding the Company’s portfolio at June 30, 2018 ($ in millions):

Investment	Committed Principal Amount	Current Carrying Value	Weighted Average Coupon(B)(C)	Max Remaining Term (Years)(B)(D)	Weighted Average LTV(B)
Senior Loans(A)	$3,380.2	$2,802.0	L + 3.8%	4.0	67%
Mezzanine Loans	42.7	42.7	10.8	5.0	79
CMBS B-Pieces(E)	32.0	32.0	3.7	8.9	60
Total/Weighted Average	$3,454.9	$2,876.7	5.7%	4.0	67%

(A)
Senior loans include senior mortgages and similar credit quality investments, including junior participations in our originated senior loans for which we have syndicated the senior participations and retained the junior participations for our portfolio.

(B)	Weighted average is weighted by current principal amount for our senior and mezzanine loans and by net equity for our CMBS B-Pieces.

(C)
L = one-month USD LIBOR rate; spot rate as of June 30, 2018 of 2.09% included in mezzanine loan and portfolio-wide averages represented as fixed rates. For mezzanine loans, 39% or $16.5 million are floating-rate.

(D)	Max remaining term (years) assumes all extension options are exercised, if applicable.

(E)	Represents CMBS B-Pieces with an aggregate current face amount of $34.9 million and a $22.0 million investment in an aggregator vehicle that invests in CMBS B-Pieces.

Portfolio Performance
As of June 30, 2018, the average risk rating of the Company's portfolio was 2.9 (Average Risk), weighted by investment carrying value, with 99.4% of the total loan portfolio rated 3 (Average Risk) or better by KKR Real Estate Finance Manager LLC (our "Manager"). As of June 30, 2018, no investments were rated 5 (Impaired/Loss Likely).

Non-GAAP Financial Measures

Reconciliation of Core Earnings and Net Core Earnings to Net Income Attributable to Common Stockholders
The table below reconciles Core Earnings and Net Core Earnings and related diluted per share amounts to net income attributable to common stockholders and related diluted per share amounts, respectively, for the three months ended June 30, 2018 and March 31, 2018 and the three months ended June 30, 2018 and June 30, 2017 ($ in thousands, except per share data):

	Three Months Ended	Per Diluted Share	Three Months Ended	Per Diluted Share
	June 30, 2018		March 31, 2018
Net Income Attributable to Common Stockholders	$23,483	$0.44	$23,280	$0.44
Adjustments
Non-cash equity compensation expense	273	0.01	1,018	0.02
Incentive compensation to affiliate	—	—	—	—
Depreciation and amortization	—	—	—	—
Unrealized (gains) or losses	1,822	0.03	(5,377)	(0.10)
Non-cash convertible notes discount amortization	42	—	—	—
Reversal of previously unrealized gain now realized(A)	11,900	0.22	—	—
Core Earnings(B)	$37,520	$0.71	$18,921	$0.35
Incentive compensation to affiliate	—	—	—	—
Net Core Earnings	$37,520	$0.71	$18,921	$0.35
Weighted average number of shares of common stock outstanding, diluted	53,069,866		53,378,467

(A)
Includes $5.5 million and $6.4 million of unrealized gains related to the first quarter of 2018 and to prior periods, respectively, that were realized during the three months ended June 30, 2018. An additional $2.4 million of incentive fees is expected to be incurred in the third quarter of 2018 as a result of the sale.

(B)
Excludes $0.2 million and $1.1 million, or $0.00 and $0.02 per diluted weighted average share outstanding, of net original issue discount on CMBS B-Pieces accreted as a component of taxable income during the three months ended June 30, 2018 and March 31, 2018, respectively.

	Three Months Ended	Per Diluted Share	Three Months Ended	Per Diluted Share
	June 30, 2018		June 30, 2017
Net Income Attributable to Common Stockholders	$23,483	$0.44	$14,081	$0.30
Adjustments
Non-cash equity compensation expense	273	0.01	15	—
Incentive compensation to affiliate	—	—	—	—
Depreciation and amortization	—	—	—	—
Unrealized (gains) or losses	1,822	0.03	(1,068)	(0.02)
Non-cash convertible notes discount amortization	42	—	—	—
Reversal of previously unrealized gain now realized(A)	11,900	0.22	—	—
Core Earnings(B)	$37,520	$0.71	$13,028	$0.28
Incentive compensation to affiliate	—	—	—	—
Net Core Earnings	$37,520	$0.71	$13,028	$0.28
Weighted average number of shares of common stock outstanding, diluted	53,069,866		46,633,248

(A)
Includes $5.5 million and $6.4 million of unrealized gains related to the first quarter of 2018 and to prior periods, respectively, that were realized during the three months ended June 30, 2018. An additional $2.4 million of incentive fees is expected to be incurred in the third quarter of 2018 as a result of the sale.

(B)
Excludes $0.2 million and $1.3 million, or $0.00 and $0.03 per diluted weighted average share outstanding, of net original issue discount on CMBS B-Pieces accreted as a component of taxable income during the three months ended June 30, 2018 and June 30, 2017, respectively.

Book Value
The Company’s book value per share of common stock was $19.82 at June 30, 2018, as compared to book value per share of common stock of $19.79 and $19.73 at March 31, 2018 and December 31, 2017, respectively. During the three months ended June 30, 2018, the Company repurchased 77,944 shares for approximately $1.5 million.

Subsequent Events

The following events occurred subsequent to June 30, 2018:

Investing Activities

The Company originated the following senior loans subsequent to June 30, 2018 ($ in thousands):

Description/ Location	Property Type	Month Originated	Maximum Face Amount	Initial Face Amount Funded	Interest Rate(A)	Maturity Date(B)	LTV
Atlanta, GA & Tampa, FL	Multifamily	July 2018	$341,000	$332,000	L + 3.2%	August 2023	75%
Atlanta, GA	Industrial	July 2018	$74,500	$68,800	L + 2.7%	August 2023	74%

(A)	Floating rate based on one-month USD LIBOR.

(B)	Maturity date assumes all extension options are exercised, if applicable.

The underwritten IRR of the loans originated subsequent to June 30, 2018 through August 6, 2018 is 10.9%.

Funding of Previously Closed Loans

The Company funded approximately $6.6 million for previously closed loans subsequent to June 30, 2018.

Loan Repayments

In July 2018, the Company received approximately $130.7 million from loan repayments.

Financing Activities

In July 2018, the Company borrowed $134.6 million under the Term Loan Facility. In July 2018, the Company also borrowed $147.5 million, $146.0 million, and $103.0 million under the Morgan Stanley, Wells Fargo, and Goldman Sachs master repurchase facilities, respectively.

In July 2018, the Company repaid $93.2 million in borrowings under the Wells Fargo master repurchase facility.

Loan Financing Facility

In August 2018, the Company entered into a $200.0 million loan financing facility (“Loan Facility”) with a third party lender. The Loan Facility provides asset-based financing on a non-mark to market basis with matched-term up to five years with partial recourse to the Company. There were no amounts outstanding on this facility as of August 6, 2018. In connection with this facility, and in consideration for structuring and sourcing this arrangement, the Company will pay KKR Capital Markets ("KCM"), an affiliate of the Manager, a structuring fee equal to 0.35% of the respective committed loan advances under the agreement.

Corporate Activities

Dividends

In July 2018, the Company paid $22.8 million in dividends on its common and special voting preferred stock, or $0.43 per share, with respect to the second quarter of 2018, to stockholders of record on June 29, 2018.

Share Buyback

Subsequent to June 30, 2018, the Company repurchased 9,300 shares of its common stock for a total of $0.2 million at a weighted average price per share of $19.78.

Teleconference Details:
The Company will host a conference call to discuss its financial results on Tuesday, August 7, 2018 at 9:30 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s second quarter 2018 earnings teleconference call should dial from the U.S., (844) 784-1730, or from outside the U.S., +1 (412) 380-7410, shortly before 9:30 a.m. and reference the KKR Real Estate Finance Trust Inc. Teleconference Call; a pass code is not required. Please note the teleconference call will be available for replay beginning approximately two hours after the broadcast. To access the replay, callers from the U.S. should dial (877) 344-7529 and callers from outside the U.S. should dial +1 (412) 317-0088, and enter conference identification number 10122683.
Webcast:
The conference call will also be available on the Company’s website at www.kkrreit.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the webcast will also be available for 30 days on the Company’s website.
Supplemental Information
The slide presentation accompanying this release and containing supplemental information about the Company’s financial results for the fiscal quarter ended June 30, 2018 may also be accessed through the investor relations section of the Company’s website at www.kkrreit.com.
About KKR Real Estate Finance Trust Inc.
KKR Real Estate Finance Trust Inc. (NYSE: KREF) is a real estate investment trust that primarily originates or acquires senior loans collateralized by institutional-quality commercial real estate assets that are owned and operated by experienced and well-capitalized sponsors and located in liquid markets with strong underlying fundamentals. The Company's target assets also include mezzanine loans, preferred equity and other debt-oriented instruments with these characteristics. The Company is externally managed and advised by KKR Real Estate Finance Manager LLC, a registered investment adviser and an indirect subsidiary of KKR & Co. Inc., a leading global alternative investment firm with a 40-year history of leadership, innovation and investment excellence and approximately $191.3 billion of assets under management as of June 30, 2018.
Additional information can be found on the Company’s website at www.kkrreit.com.
Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current views with respect to, among other things, its future operations and financial performance. You can identify these forward looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or are within its control. Such forward-looking statements are subject to various risks and uncertainties, including, among other things: the general political, economic and competitive conditions in the United States and in any foreign jurisdictions in which the Company invests; the level and volatility of prevailing interest rates and credit spreads; adverse changes in the real estate and real estate capital markets; general volatility of the securities markets in which the Company participates; changes in the Company’s business, investment strategies or target assets; difficulty in obtaining financing or raising capital; adverse legislative or regulatory developments; reductions in the yield on the Company’s investments and increases in the cost of the Company’s financing; acts of God such as hurricanes, earthquakes and other natural disasters, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/or losses to the Company or the owners and operators of the real estate securing the Company’s investments; deterioration in the performance of properties securing the Company’s investments that may cause deterioration in the performance of the Company’s investments and, potentially, principal losses to the Company; defaults by borrowers in paying debt service on outstanding indebtedness; the adequacy of collateral securing the Company’s investments and declines in the fair value of the Company’s investments; adverse developments in the availability of desirable investment opportunities whether they are due to competition, regulation or otherwise; difficulty in successfully managing the Company’s growth, including integrating new assets into the Company’s existing systems; the cost of operating the Company’s platform, including, but not limited to, the cost of operating a real estate investment platform and the cost of operating as a publicly traded company; the availability of qualified personnel and the Company’s relationship with our Manager; KKR controls the Company and its interests may conflict with those of the Company’s stockholders in the future; the Company’s qualification as a REIT for U.S. federal income tax purposes and the Company’s exclusion from registration under the Investment Company Act of 1940; authoritative GAAP or policy changes from such standard-setting bodies such as the Financial Accounting Standards Board, the Securities and Exchange Commission (the “SEC”), the Internal Revenue Service, the New York Stock Exchange and other authorities that the Company is subject to, as well as their counterparts in any foreign jurisdictions where the Company might do business; and other risks and uncertainties, including those described under Part I—Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 28, 2018, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in this release. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and information included in this release and in the Company’s filings with the SEC. All forward-looking statements in this release speak only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.
CONTACT INFORMATION

Investor Relations:
KKR Real Estate Finance Trust Inc.
Sasha Hamilton
Tel: +1-888-806-7781(U.S.) / +1-212-763-9048
KREF-IR@kkr.com

Media:
Kohlberg Kravis Roberts & Co. L.P.
Kristi Huller
Tel: +1-212-750-8300
media@kkr.com

Definitions:

"Loan-to-value ratio": Generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated. For our CMBS B-Pieces, LTV is based on the weighted average LTV of the underlying loan pool.

"Internal Rate of Return": IRR is the annualized effective compounded return rate that accounts for the time-value of money and represents the rate of return on an investment over a holding period expressed as a percentage of the investment. It is the discount rate that makes the net present value of all cash outflows (the costs of investment) equal to the net present value of cash inflows (returns on investment). It is derived from the negative and positive cash flows resulting from or produced by each transaction (or for a transaction involving more than one investment, cash flows resulting from or produced by each of the investments), whether positive, such as investment returns, or negative, such as transaction expenses or other costs of investment, taking into account the dates on which such cash flows occurred or are expected to occur, and compounding interest accordingly. The weighted average underwritten IRR for the investments shown reflects the returns underwritten by our Manager taking into account certain assumptions around leverage up to no more than the maximum approved advance rate, and calculated on a weighted average basis assuming no dispositions, early prepayments or defaults but assuming that extension options are exercised and that the cost of borrowings remains constant over the remaining term. With respect to certain loans included in the weighted average underwritten IRR shown, the calculation assumes certain estimates with respect to the timing and magnitude of the initial and future fundings for the total loan commitment and associated loan repayments, and assumes no defaults. With respect to certain loans included in the weighted average underwritten IRR shown, the calculation assumes the one-month spot USD LIBOR as of the date the loan was originated. There can be no assurance that the actual weighted average IRRs will equal the weighted average underwritten IRRs shown.

"Core Earnings" and "Net Core Earnings": Used by the Company to evaluate the Company's performance excluding the effects of certain transactions and GAAP adjustments the Company believes are not necessarily indicative of the current loan activity and operations. The Company also uses Core Earnings to determine the management and incentive fees it pays to its Manager. Core Earnings and Net Core Earnings are measures that are not prepared in accordance with GAAP. The Company defines Core Earnings as net income (loss) attributable to stockholders or, without duplication, owners of the Company's subsidiaries, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the incentive compensation payable to our Manager, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (v) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items after discussions between our Manager and board of directors (and after approval by a majority of the independent directors). The exclusion of depreciation and amortization from the calculation of Core Earnings only applies to debt investments related to real estate to the extent the Company forecloses upon the property or properties underlying such debt investments. Net Core Earnings is Core Earnings less incentive compensation payable to our Manager.

The Company believes that providing Core Earnings and Net Core Earnings on a supplemental basis to its net income as determined in accordance with GAAP is helpful to stockholders in assessing the overall performance of the Company’s business. Core Earnings and Net Core Earnings should not be considered as a substitute for GAAP net income. The Company cautions readers that its methodology for calculating Core Earnings and Net Core Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, the Company’s reported Core Earnings and Net Core Earnings may not be comparable to similar measures presented by other REITs.

KKR Real Estate Finance Trust Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands, except share and per share data)

	June 30, 2018	December 31, 2017(A)
Assets
Cash and cash equivalents	$40,762	$103,120
Restricted cash	—	400
Commercial mortgage loans, held-for-investment, net	2,844,702	1,888,510
Equity method investments, at fair value	22,686	14,390
Accrued interest receivable	11,421	8,423
Other assets	3,618	7,239
Commercial mortgage loans held in variable interest entities, at fair value	1,108,544	5,372,811
Total Assets	4,031,733	7,394,893

Liabilities and Equity
Liabilities
Secured financing agreements, net	$1,629,856	$964,800
Convertible notes, net	137,017	—
Loan participations sold, net	81,528	81,472
Accounts payable, accrued expenses and other liabilities	3,259	2,465
Dividends payable	23,025	19,981
Accrued interest payable	3,915	1,623
Due to affiliates	5,549	4,442
Variable interest entity liabilities, at fair value	1,095,188	5,256,926
Total Liabilities	2,979,337	6,331,709

Commitments and Contingencies

Temporary Equity
Redeemable noncontrolling interests in equity of consolidated joint venture	—	3,090
Redeemable preferred stock	1,286	949

Permanent Equity
Preferred stock, 50,000,000 authorized (1 share with par value of $0.01 issued and outstanding as of June 30, 2018 and December 31, 2017)	—	—
Common stock, 300,000,000 authorized (53,031,890 and 53,685,440 shares with par value of $0.01 issued and outstanding as of June 30, 2018 and December 31, 2017, respectively)	530	537
Additional paid-in capital	1,055,542	1,052,851
Retained earnings	9,009	6,280
Repurchased stock, 714,207 and 26,398 shares repurchased as of June 30, 2018 and December 31, 2017, respectively	(13,971)	(523)
Total KKR Real Estate Finance Trust Inc. stockholders’ equity	1,051,110	1,059,145
Total Permanent Equity	1,051,110	1,059,145
Total Liabilities and Equity	$4,031,733	$7,394,893

(A)	Derived from the audited consolidated financial statements as of December 31, 2017.

KKR Real Estate Finance Trust Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Net Interest Income
Interest income	$40,363	$31,694	$17,446	$72,057	$30,352
Interest expense	18,798	10,690	3,225	29,488	7,178
Total net interest income	21,565	21,004	14,221	42,569	23,174

Other Income
Realized gain on sale of investments	13,000	—	—	13,000	—
Change in net assets related to consolidated variable interest entities	(6,408)	8,489	4,175	2,081	8,785
Income from equity method investments	789	548	330	1,337	346
Other income	602	161	275	763	439
Total other income (loss)	7,983	9,198	4,780	17,181	9,570

Operating Expenses
General and administrative	1,686	2,663	963	4,349	1,915
Management fees to affiliate	3,913	3,939	3,488	7,852	5,524
Total operating expenses	5,599	6,602	4,451	12,201	7,439

Income (Loss) Before Income Taxes, Noncontrolling Interests and Preferred Dividends	23,949	23,600	14,550	47,549	25,305
Income tax expense (benefit)	(33)	175	146	142	268
Net Income (Loss)	23,982	23,425	14,404	47,407	25,037
Redeemable Noncontrolling Interests in Income (Loss) of Consolidated Joint Venture	29	34	34	63	80
Noncontrolling Interests in Income (Loss) of Consolidated Joint Venture	—	—	214	—	424
Net Income (Loss) Attributable to KKR Real Estate Finance Trust Inc. and Subsidiaries	23,953	23,391	14,156	47,344	24,533
Preferred Stock Dividends and Redemption Value Adjustment	470	111	75	581	88
Net Income (Loss) Attributable to Common Stockholders	$23,483	$23,280	$14,081	$46,763	$24,445

Net Income (Loss) Per Share of Common Stock
Basic	$0.44	$0.44	$0.30	$0.88	$0.66
Diluted	$0.44	$0.44	$0.30	$0.88	$0.66
Weighted Average Number of Shares of Common Stock Outstanding
Basic	53,064,585	53,337,915	46,632,975	53,200,495	36,810,769
Diluted	53,069,866	53,378,467	46,633,248	53,223,413	36,811,042